Exhibit 99.1

American Realty Capital Hospitality Trust, Inc. HIT REIT Q3 2018 Investor Presentation November 26, 2018

Risk Factors Investing in our common stock involves a degree of risk . See the section entitled “Risk Factors” in the most recent Annual Report on Form 10 - K of Hospitality Investors Trust, Inc . (“HIT REIT,” the “Company” or “we”) for a discussion of the risks which should be considered in connection with the Company . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review Risk Factors at the end of this presentation for a discussion of risks and uncertainties that could cause actual results to differ materially from our forward - looking statements. Risk Factors 2

3 Summary of Financial Results: Q3 and YTD September 2018 Property Performance: Q3 and YTD 2018 ▪ Total Portfolio (144 Hotels): − Total Revenues of $160.3M and $465.1M in Q3 and YTD, respectively − Hotel EBITDA of $49.5M and $139.5M in Q3 and YTD, respectively (1) − Portfolio affected by the positive impact of hurricanes in Texas and Florida markets in 2017 not repeated in 2018 − Lower occupancy driven by a slow return to normal occupancy for hotels with recently completed renovations, lower demand, and increased supply — especially in markets with not yet completed Property Improvement Plans (“PIPs”) − YTD 2018 also impacted by more rooms out of service compared to YTD 2017 due to ongoing PIPs ▪ Hotels Not Under Renovation with Completed Renovations (40) (2) : − Continued solid revenue performance − Aggregate RevPAR decrease of 1.4% and increase of 3.2% vs. prior year in Q3 and YTD, respectively − Q3 2018 RevPAR decrease was driven by lower occupancy partially offset by higher ADR ▪ Pro Forma Hotels Not Under Renovation (101) (3) : − Aggregate RevPAR decreases of 2.7% and 0.3% vs. prior year period in Q3 and YTD, respectively − Q3 and YTD RevPAR decrease was driven by lower occupancy partially offset by higher ADR Hotel Capital Investment ▪ $296M of combined PIP and capital expenditures with respect to our hotels from acquisition through 9/30/18 ($24.6M and $85.2M during Q3 and YTD, respectively) ▪ Wave 5 PIPs (32 hotels) are complete (4) and Wave 6 (5 hotels) will be completed in Q4 2018 ▪ Wave 7 PIPs (16 hotels) commencing during Q4 and are expected to be substantially completed during the first half of 2019 ▪ Completion of Wave 6 and 7 will mark PIP renovations at 99 of the 141 hotels which are part of our PIP program (1) See Exhibit A on page 13 for further discussion of Hotel EBITDA, which is a non - GAAP financial measure (2) Represents 28 “Wave 1” hotels that completed brand - mandated PIPs in Q1 2016, 6 “Wave 2” hotels that completed PIPs in Q4 201 6, and 6 “Wave 3” hotels that completed PIPs in Q2 2017 (3) Represents hotels that we classify as not under renovation as of September 30, 2018; for this purpose, “under renovation” is generally defined as extensive renovation of core aspects of the hotels, such as rooms, meeting space, lobby, bars, restaurants and other public spaces; we consider hotels to be under renova tio n beginning in the quarter that they start material renovations and continuing until the end of the fourth full quarter following substantial completion of the renovations (4) “Wave 5” Hotels were completed in August 2018

4 2019 Outlook Hotel Capital Investment ▪ We expect to complete our PIP program over the next two to three years Debt Capital Structure Enhancements ▪ Depending on market conditions, Company continues to explore strategic refinancing and cost saving opportunities ▪ Preferred equity interests held by affiliates of the Whitehall real estate private equity funds sponsored by Goldman Sachs (“Whitehall”) currently amount to $219M (as of 9/30/18); redemption in full expected by 2/27/19 Acquisitions & Dispositions ▪ Continue to assess non - core dispositions and premium acquisition reinvestment opportunities, subject to market conditions Key Stakeholder/Investor Considerations Distribution Policy ▪ We continue to reinvest in our portfolio through brand - mandated PIPs, in accordance with our primary objective of maximizing hotel performance and value enhancement, with the ultimate goal of optimally positioning the Company for a future liquidity event ▪ The Company does not expect to reinstate distributions in the foreseeable future, given the ongoing capital investment requirements Liquidity Event Timetable (1) ▪ We continue to work towards positioning HIT for a liquidity event (such as a public listing, merger or sale) within three to five years, depending on capital market and macroeconomic conditions for lodging assets ▪ We will continue to assess the possibility of earlier liquidity opportunities should favorable market conditions for such an event present themselves 2019 Strategic Outlook and Key Stakeholder/Investor Considerations (1) Reflects Company assumptions which are subject to change; there can be no assurance a liquidity event will be achieved wi thi n this estimated timeframe or at all

▪ We own premier select - service hotels that are: ▪ Affiliated with premium national brands such as Hilton, Marriott and Hyatt ▪ Operated by award - winning and experienced property management companies ▪ Located in strong U.S. markets with diverse demand generators ▪ Well maintained, with brand - mandated renovations expected to further drive hotel operating performance ▪ Positioned as market leaders with attractive rates, occupancies and cash flows ▪ Purchased at what we believe to be a discount to replacement cost ▪ Best in class capital providers signal institutional affirmation of our platform and strategy Hospitality Investors Trust Business Thesis: 5 Investment Strategy

Financial Summary as of September 30, 2018

($ in millions, except ADR and RevPAR)

Portfolio Summary	
Hotels	144
Keys	17,320
States	33
MSAs	78

Capital Structure Summary	
Total Assets	$2,386.9
Mortgage Debt (net)	$1,504.5
Mandatorily Redeemable Preferred Securities[4]	$219.4
Contingently Redeemable Class C Units[5]	$160.3
Debt / Assets	63.0%
Debt + Preferred + Class C Units / Assets	78.9%

Summary of Actual Financials During Period of Ownership	Q3 2018	YTD Sept. 2018
Total Revenue	$160.3	$465.1
Hotel Expenses	($110.8)	($325.7)
Hotel EBITDA[7]	$49.5	$139.5

Pro Forma Operating Metrics[1]	Q3 2018	vs. Q3 2017	YTD Sept. 2018	vs. YTD Sept. 2017
Total Portfolio (144 Hotels)				
Number of Rooms	17,320	0.0%	17,320	0.0%
Occupancy[2]	77.4%	(3.5%)	75.2%	(3.7%)
ADR	$125.76	0.3%	$125.55	0.8%
RevPAR	$97.35	(3.3%)	$94.45	(2.9%)
Hotels Not Under Renovation with Completed Renovations (40 Hotels)[3]				
Number of Rooms	4,950	0.0%	4,950	0.0%
Occupancy	79.4%	(3.3%)	80.0%	1.0%
ADR	$129.56	1.9%	$130.51	2.1%
RevPAR	$102.92	(1.4%)	$104.44	3.2%
Hotels Not Under Renovation (101 Hotels)[6]				
Number of Rooms	12,398	0.0%	12,398	0.0%
Occupancy	78.2%	(3.2%)	77.2%	(1.0%)
ADR	$128.58	0.4%	$126.96	0.8%
RevPAR	$100.59	(2.7%)	$97.99	(0.3%)

(1) Pro forma results include the results of seven of the 144 hotels acquired during Q2 2017, as if they had been owned for all of the periods presented; also excludes the results of three hotels that were sold during Q4 2017 and one hotel which was sold during Q1 2018 for all periods presented
(2) The occupancy decline was driven by a slow return to normal occupancy for hotels that had recently completed renovations, reduced guest demand combined with increased hotel supply, especially in markets where we have not yet completed PIPs, and 3,100 room nights offline for the nine months ended September 30, 2018 compared to 1,100 room nights offline over the same period in 2017
(3) Represents 28 "Wave 1" hotels that completed brand-mandated PIPs in Q1 2016, 6 "Wave 2" hotels that completed PIPs in Q4 2016, and 6 "Wave 3" hotels that completed PIPs in Q2 2017
(4) As a result of the mandatory redemption feature and other characteristics of this instrument, it is treated as debt in accordance with GAAP
(5) As of September 30, 2018, the liquidation preference was $171.4 million; as a result of the contingent redemption features and other characteristics of this instrument, it is treated as temporary equity in accordance with GAAP
(6) The Company had 43 hotels classified as under renovation as of September 30, 2018; see footnote 3 on slide 3 for Company's definition of "under renovation"
(7) See Exhibit A on page 13 for further discussion of Hotel EBITDA, which is a non-GAAP financial measure

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Hotels Keys % Keys Summary by Brand 62 7,846 45.3% 62 6,834 39.5% 17 2,230 12.9% Other 3 410 2.4% Total 144 17,320 100.0% Hotels Keys % Keys Top 5 Flags 43 5,155 29.8% 23 2,796 16.1% 16 2,081 12.0% 19 1,751 10.1% 11 1,494 8.6% Top 5 MSAs Hotels Keys % Keys Miami / East Coast of South FL 7 780 4.5% Orlando 4 780 4.5% Chicago 5 763 4.4% Atlanta 3 543 3.1% Baton Rouge 5 499 2.9% Portfolio Composition Geography (144 Hotels, 33 States) Top Hotels by State 7 Current Hotel Portfolio Snapshot 22 13 12 9 6 6 5 5 5 5 5 FL TN TX GA KY IL OH MI LA CA CO

8 New Company Share Repurchase Program ▪ The Company will make repurchases quarterly on the last business day of the quarter for up to 1,000,000 shares of common stock (commencing December 31, 2018) ▪ The repurchase price is initially $9.00 per share, which is 35.1% lower than the Company’s most recent estimated net asset value per share of $13.87 as of December 31, 2017 ▪ While our Board of Directors has approved the SRP and the initial repurchase price of $9.00 per share, it strongly recommends that stockholders do not request that the Company repurchase their shares of common stock pursuant to the SRP. The Board believes the initial price of $9.00 is well below the current and potential long - term value of a share of common stock Note: The Company urges stockholders to read carefully the full SRP which is available on its website at www.hitreit.com, and th e information included in the Company’s Form 8 - K dated September 24, 2018, and its other filings with the Securities and Exchange Commission

9 Conclusion ▪ We continue to see improved operating results and performance for the first three Waves of our PIP program year - to - date, generating what we believe to be a strong return on capital ▪ Completion of Wave 7 PIPs commencing this quarter will mark 99 of 141 hotels which are part of our PIP program; program is expected to improve the competitive position of our hotels, drive performance and ultimately maximize stockholder value ▪ We continue to monitor debt market conditions in order to strengthen our capital structure and achieve lower interest costs ▪ We intend to continue to explore opportunities to strategically sell non - core assets and reallocate any capital generated by the sales into opportunities that we believe will produce more attractive stockholder returns ▪ Board and Management continue to be committed to the Company’s stockholders and maximizing stockholder value

10 How to Contact Computershare Telephone: 1 - 866 - 638 - 5572 Email: web.queries@computershare.com Regular Mail Overnight Mail Computershare Attn: Alternative Investment Operations P.O. Box 505013 Louisville, KY 40233 - 5013 Computershare Attn: Alternative Investment Operations 462 South 4 th Street Suite 1600 Louisville, KY 40202 Investor Center Stockholders can also manage their account online at www.computershare.com/HITREIT. This link will take you to Computershare’s Investor Center, a web - based resource for stockholders. Here you can view your account details, update your account information and process account updates. Registration is quick and easy. Financial advisors can access Computershare's financial advisor portal which includes information about customer accounts at www.computershare.com/advisorportal.

See ‘‘Risk Factors’’ beginning on page 8 of the Company’s 2017 Form 10 - K for a discussion of the risks that should be considered in connection with your investment in our common stock, including : • We have entered into agreements with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”), pursuant to which, among other things, the Brookfield Investor has purchased $160.0 million in units of a new class of limited partner interests in our operating partnership entitled “Class C Units” (the “Convertible Preferred Units”), and the Brookfield Investor has agreed to purchase additional Convertible Preferred Units in an aggregate amount of up to $240.0 million at subsequent closings (“Subsequent Closings”). We may require funds, which may not be available on favorable terms or at all, in addition to our operating cash flow, cash on hand and the proceeds that may be available from sales of Convertible Preferred Units at Subsequent Closings, which are subject to conditions, to meet our capital requirements. • The interests of the Brookfield Investor may conflict with our interests and the interests of our stockholders, and the Brookfield Investor has significant governance and other rights that could be used to control or influence our decisions or actions. • The prior approval rights of the Brookfield Investor will restrict our operational and financial flexibility and could prevent us from taking actions that we believe would be in the best interest of our business. • We no longer pay distributions and there can be no assurance we will resume paying distributions in the future. • We may not be able to make additional investments unless we are able to identify an additional source of capital on favorable terms and obtain prior approval from the Brookfield Investor. • We have a history of operating losses and there can be no assurance that we will ever achieve profitability. • We have terminated our advisory agreement with our former advisor, American Realty Capital Hospitality Advisors, LLC, and other agreements with its affiliates as part of our transition from external management to self - management. As part of this transition, our business may be disrupted and we may become exposed to risks to which we have not historically been exposed. 11 Risk Factors

12 Risk Factors • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. • All of the properties we own are hotels, and we are subject to risks inherent in the hospitality industry. • Increases in interest rates could increase the amount of our debt payments. • We have incurred substantial indebtedness, which may limit our future operational and financial flexibility. • We depend on our operating partnership and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to their obligations, which include distribution and redemption obligations to holders of Convertible Preferred Units and the preferred equity interests issued by two of our subsidiaries that indirectly own 111 of our hotels. • The amount we would be required to pay holders of Convertible Preferred Units in a fundamental sale transaction may discourage a third party from acquiring us in a manner that might otherwise result in a premium price to our stockholders. • We may fail to realize the expected benefits of our acquisitions of hotels within the anticipated timeframe or at all and we may incur unexpected costs. • We are subject to a variety of risks related to our PIP program, such as we may spend more than budgeted amounts to make necessary renovations and the renovations we make may not have the desired effect of improving the competitive position and enhancing the performance of the hotels renovated. • Increases in labor costs could adversely affect the profitability of our hotels. • Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we may not be profitable or realize growth in the value of our real estate properties. • A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments. • Our real estate investments are relatively illiquid and subject to some restrictions on sale, and therefore we may not be able to dispose of properties at the time of our choosing or on favorable terms. • Our failure to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes could have a material adverse effect on us.

HOSPITALITY INVESTORS TRUST

Exhibit A: Non-GAAP Financial Measure – Hotel EBITDA

Below is a reconciliation from net loss, the most directly comparable GAAP measure, to Hotel EBITDA

($ in thousands)	Q3 2018	Q3 2017	YTD through Sept. 30, 2018	YTD through Sept. 30, 2017
Net loss attributable to common stockholders	($16,893)	($14,058)	($70,131)	($61,992)
Deemed dividend related to beneficial conversion feature of Class C units	-	-	-	4,535
Dividends on Class C units	5,405	4,369	15,355	8,681
Accretion of Class C units	663	556	1,890	1,097
Net loss before dividends and accretion (in accordance with GAAP)	(10,825)	(9,133)	(52,886)	(47,679)
Less: Net income (loss) attributable to non-controlling interest	44	154	63	237
Net loss and comprehensive loss (in accordance with GAAP)	(10,781)	(8,979)	(52,823)	(47,442)
Depreciation and amortization	28,446	26,464	83,070	78,519
Impairment of goodwill and long-lived assets	-	5,396	17,255	22,838
Interest expense	27,083	24,728	78,423	74,019
Acquisition and transaction related costs	-	-	27	498
Other income (expense)	(134)	(15)	(247)	(52)
Equity in earnings of unconsolidated entitites	(199)	(231)	(101)	(381)
General and administrative	5,193	4,389	14,874	14,230
Income tax benefit (liability)	(112)	1,105	(1,022)	1,538
Hotel EBITDA	**$49,496**	**$52,857**	**$139,456**	**$143,767**

Hotel EBITDA is used by management as a performance measure and we believe it is useful to investors as a supplemental measure in evaluating our financial performance because it is a measure of hotel profitability that excludes expenses that we believe may not be indicative of the operating performance of our hotels. We believe that using Hotel EBITDA, which excludes the effect of expenses not related to operating hotels and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of hotel operating profitability between periods. For example, interest expense and general and administrative expenses are not linked to the operating performance of a hotel and Hotel EBITDA is not affected by whether the financing is at the hotel level or corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the hotel level. We believe that investors should consider our Hotel EBITDA in conjunction with net income (loss) and other required GAAP measures of our performance to improve their understanding of our operating results.

Hotel EBITDA, or similar measures, are commonly used as performance measures by other public hotel REITs. However, not all public hotel REITs calculate Hotel EBITDA, or similar measures, the same way. Hotel EBITDA should be reviewed in conjunction with other GAAP measurements as an indication of our performance. Hotel EBITDA should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance.

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